UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Your Vote Counts! PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED 2025 Annual Meeting Vote by April 21, 2025 11:59 PM ET PSEG PUBUC SERVICE SER GROUP INC DEPONATED ATTN: JUSTIN B. INCARDONE 80 PARK PLAZA-MAIL CODE T4B NEWARK, NJ 07102-0570 V58281-P20049-288609 You invested in PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting of Stockholders. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on April 22, 2025. Get informed before you vote View the 2025 Proxy Statement and 2024 Annual Report to Stockholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 8, 2025, If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Pv For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* Tuesday, April 22, 2025 1:00 p.m. ET Virtually at www.virtualshareholdermeeting.com/PEG2025 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items 1. Election of Directors Nominees: 1a. Ralph A. LaRossa 1b. Susan Tomasky 1c. Willie A. Deese 1d. Jarnie M. Gentoso 1e. Barry H. Ostrowsky 11. Ricardo G. Pérez 1g. Valerie A. Smith 1h. Scott G. Stephenson 11. Laura A. Sugg 1j. John P. Surna 1k. Kenneth Y. Tanji 2. Advisory Vote on the Approval of Executive Compensation. 3a. Management Proposal to Eliminate Supermajority Voting Requirements for Certain Business Combinations. 3b. Management Proposal to Eliminate Supermajority Voting Requirements to Rernove a Director Without Cause. 30. Management Proposal to Eliminate Supermajority Voting Requirement to Make Certain Amendments to Our By-Laws. 4. Shareholder Proposal Seeking a Simple Majority Vote. 5. Ratification of the Appointment of Deloitte as Independent Auditor for 2025. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Board Recommends For For For For For For For For For For For For For For For Against For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V58282-P20049-288699